UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2024

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	EVFM	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Termination of Merger Agreement

As previously disclosed in that Current Report on Form 8-K filed by Evofem Biosciences, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on December 12, 2023, on December 11, 2023 the Company, Aditxt, Inc., a Delaware Corporation (“Aditxt”) and Adifem, Inc., f/k/a Adicure, Inc., a Delaware corporation and wholly-owned subsidiary of Aditxt (the “Merger Sub”), entered into an Agreement and Plan of Merger (as amended January 10, 2024, January 30, 2024 and February 29, 2024, the “Merger Agreement”), whereby the Adifem, Inc. was intended to merge with and into the Company with the Company being the surviving company and wholly-owned subsidiary of Aditxt.

On April 26, 2024, the Company delivered a termination notice to Aditxt notifying it that the Company was exercising its right to terminate the Merger Agreement effective April 26, 2024 (the “Termination Notice”), in accordance with Section 8.1(f) of the Merger Agreement, as revised in the third amendment to the Merger Agreement, made on February 29, 2024.

Reinstatement and Amendment of Merger Agreement

On May 2, 2024, the Company, the Merger Sub and Aditxt entered into the Reinstatement and Fourth Amendment to the Merger Agreement (the “Fourth Amendment”) in order to waive and amend, among other things, the several provisions listed below.

Amendments to Article VI: Covenants and Agreement

Article VI of the Merger Agreement is amended to:

i.	reinstate the Merger Agreement, as amended by the Fourth Amendment, as if never terminated;
ii.	reflect Aditxt’s payment to the Company, in the amount of $1,000,000 (the “Initial Payment”), via wire initiated by May 2, 2024;
iii.	delete Section 6.3, which effectively eliminates the “no shop” provision, and the several defined terms used therein;
iv.	add a new defined term “Company Change of Recommendation;” and
v.	revise section 6.10 of the Merger Agreement such that, after the Initial Payment, and upon the closing of each subsequent capital raise by Aditxt (each a “Parent Subsequent Capital Raise”), Aditxt shall purchase that number of shares of the Company’s Series F-1 Preferred Stock, par value $0.0001 per share (the “Series F-1 Preferred Stock”), equal to forty percent (40%) of the gross proceeds of such Parent Subsequent Capital Raise divided by 1,000, up to a maximum aggregate amount of $2,500,000 or 2,500 shares of Series F-1 Preferred Stock. A maximum of $1,500,000 shall be raised prior to June 17, 2024 and $1,000,000 prior to July 1, 2024 (the “Parent Capital Raise”).

Amendments to Article VIII: Termination

Article VIII of the Merger Agreement is amended to:

i.	extend the date after which either party may terminate from May 8, 2024 to July 15, 2024;
ii.	revise Section 8.1(d) in its entirety to allow Company to terminate at any time after there has been a Company Change of Recommendation, provided that Aditxt must receive ten day written notice and have the opportunity to negotiate a competing offer in good faith; and
iii.	amend and restate Section 8.1(f) in its entirety, granting the Company the right to terminate the agreement if (a) the full $1,000,000 Initial Payment required by the Fourth Amendment has not been paid in full by May 3, 2024 (b) $1,500,000 of the Parent Capital Raise Amount has not been paid to the Company by June 17, 2024, (c) $1,000,000 of the Parent Capital Raise Amount has not been paid to the Company by July 1, 2024, or (d) Aditxt does not pay any portion of the Parent Equity Investment within five calendar days after each closing of a Parent Subsequent Capital Raise.

The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the full text of Fourth Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein, and to the full text of Merger Agreement, a copy of which was filed as Exhibit 2.1 to that Current Report on Form 8-K dated as of December 12, 2023.

Item 1.02. Termination of Material Definitive Agreement.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” related to the Termination Notice is incorporated by reference into this Item 1.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Fourth Amendment to the Agreement and Plan of Merger dated as of May 2, 2024, by and among Aditxt, Inc., Adifem, Inc. and Evofem Biosciences, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: May 2, 2024	By:	/s/ Saundra Pelletier
Saundra Pelletier
Chief Executive Officer